Vulcan Infrastructure and Power Completes $39.4 Million Strategic Investment

Investment from Machine Investment Group, Atlas Holdings, Conversant Capital, and other investors provides capital to address near-term debt maturity and advance development opportunities;

Transaction positions Vulcan to advance more than 100 MW of immediate and near-term AI/HPC opportunities, alongside a 654 MW development pipeline across owned sites

PITTSFORD, N.Y., September 10, 2026 – Vulcan Infrastructure and Power Inc. (Nasdaq: VIP) (“Vulcan” or the “Company”), a power and infrastructure platform focused on acquiring, developing, and operating energized sites that support artificial intelligence (“AI”) and high-performance computing (“HPC”) data centers, today announced the closing of its previously announced approximately $39.4 million strategic investment from affiliates of Machine Investment Group (“Machine”) and Atlas Holdings (“Atlas”),[1] together with institutional investors including Conversant Capital (“Conversant”) and certain company insiders.

The transaction marks an important milestone in Vulcan’s transformation into a power and digital infrastructure platform focused on sourcing, developing, operating, and monetizing energized assets to support the growing demand for AI/HPC infrastructure. The strategic investment was originally announced on July 20, 2026.

“This closing marks an important inflection point for Vulcan, significantly strengthening our financial position while bringing together capital, industry relationships, and operating expertise to support the next phase of our growth,” said Jordan Kovler, Chief Executive Officer of Vulcan Infrastructure and Power. “With more than 100 MW of immediate and near-term opportunities at our owned sites, a 654 MW development pipeline, and a significantly broader opportunity set available through our strategic relationships, our focus now shifts squarely to execution.

Transaction Significantly Strengthens Vulcan’s Financial Position

Upon closing of the transaction, Vulcan issued to the investors an aggregate of 17,146,190 shares of Class A common stock at a purchase price of $1.71 per share and issued to an affiliate of Machine a $10.0 million principal amount senior secured convertible promissory note, resulting in aggregate gross proceeds of approximately $39.4 million.

The Machine convertible note has an initial conversion price of $2.1375 per share, representing a 25% premium to the $1.71 per share purchase price in the transaction, bears interest at 10% annually on a payment-in-kind basis, and matures on the third anniversary of the date of issuance. Vulcan also issued to the Machine affiliate a three-year warrant to purchase 1,754,386 shares of Class A common stock at an exercise price of $1.71 per share.

Vulcan intends to use the net proceeds primarily to redeem the remaining approximately $33.1 million aggregate principal amount of its 8.50% Senior Notes due October 2026, with remaining proceeds available for general corporate purposes, including predevelopment activities at the Company’s operations in Dresden, New York, and Columbus, Mississippi. The planned redemption is expected to eliminate Vulcan’s principal near-term debt maturity and provide increased financial flexibility to pursue development and growth opportunities.

Positioned to Execute on AI/HPC Infrastructure Opportunities

Vulcan currently operates a 104 MW power plant in Dresden, New York and owns a 34-acre development site in Columbus, Mississippi, where 40 MW is expected to become available by the third quarter of 2027. Vulcan has identified a 654 MW combined development pipeline across its owned sites.

The Company’s post-transaction priorities include securing customers for up to 104 MW of near-term capacity at its owned sites, advancing development of those assets progressing approximately 510 MW of additional future capacity and pursuing acquisitions of additional energized assets and powered land.

Vulcan is also evaluating approximately 2.5 GW of potential capacity across 12 additional sites in the United States and Canada sourced through the Atlas portfolio and Machine and Conversant origination networks. These opportunities are incremental to the Company’s 654 MW owned-site development pipeline and could provide Vulcan with a potential pathway to substantially expand its infrastructure platform over time.

Machine, Atlas, and Conversant bring complementary capabilities in powered-asset sourcing, industrial real estate, power generation, data center development, structured capital, and public and private markets. Vulcan believes these capabilities, combined with its existing operating assets, in-house power expertise, and public-company platform, enhance its ability to identify, develop, finance, and monetize infrastructure assets serving AI/HPC demand.

Additional information regarding the transaction and related agreements will be included in Vulcan’s filings with the U.S. Securities and Exchange Commission.

No Offer to Sell or Solicit

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

No Notice of Redemption

This press release does not constitute a notice of redemption with respect to the Company’s outstanding 8.50% Senior Notes due October 2026 and does not create any obligation on the part of the Company to redeem such notes. Any redemption, if effected, will be made only in accordance with the terms and conditions of the indenture and supplemental indenture governing the notes, including applicable notice requirements and satisfaction of any conditions precedent.

About Vulcan Infrastructure and Power Inc.

Vulcan Infrastructure and Power Inc. (Nasdaq: VIP) is a power and infrastructure platform focused on acquiring, developing, and operating energized sites that support artificial intelligence and high-performance computing data centers, as well as local electricity grids.

About Atlas Holdings

Headquartered in Greenwich, Connecticut and founded in 2002, Atlas and its affiliates own and operate 30 companies which employ more than 75,000 associates across 1,200 facilities worldwide. Atlas operates in sectors such as automotive supply, building materials, capital equipment, construction services, food manufacturing and distribution, metals processing, packaging, paper, power generation, printing, pulp, supply chain management and wood products. Atlas' companies together generate $26 billion in revenue annually. For more information, please visit atlasholdingsllc.com.

About Machine Investment Group

Machine Investment Group is a real estate investment platform focused on opportunistic, distressed, and special situations across the United States. Machine invests primarily in the middle market, where its reputation as a reliable counterparty, solutions-oriented approach, and extensive direct sourcing relationships distinguish the firm from the competition. Machine's strict risk discipline, institutional operating processes, and sourcing network have been developed and tested over market cycles, overseen by a senior management team with experience managing investment vehicles totaling approximately $2.5 billion. For more information, please visit machineinv.com.

About Conversant Capital

Conversant Capital LLC is a private investment firm founded in 2020. The firm pursues credit and equity investments within the real estate, digital infrastructure and hospitality sectors in both the public and private markets. For more information, please visit www.conversantcap.com.

Forward-Looking Statements

This press release includes certain statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Vulcan's financial or operating results. These forward-looking statements may be identified by terms such as "anticipate," "believe," "continue," "foresee," "expect," "intend," "plan," "may," "will," "would," "could," and "should," and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the AI/HPC transition, the 654 MW owned-site development pipeline, including expansion opportunities related thereto, the strategic investment, and the business plan, business strategy and operations of Vulcan in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. "Risk Factors" of Vulcan's Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the SEC. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Vulcan could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and, unless otherwise required by U.S. federal securities laws, Vulcan does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Investor Contact

FNK IR
Rob Fink or Joey Delahoussaye

IR@VulcanIP.com
312-809-1087

[1] Atlas FRM LLC d/b/a Atlas Holdings LLC is an investment advisor to affiliated private funds.